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EXHIBIT 1.1

MATERIAL CHANGE REPORT

Pursuant to

Section 85(1) of the Securities Act (British Columbia)
Section 118(1) of the Securities Act (Alberta)
Section 84(1) of the Securities Act (Saskatchewan)
Section 75(2) of the Securities Act (Ontario)
Section 73 of the Securities Act (Quebec)
Section 81(2) of the Securities Act (Nova Scotia)
Section 76(2) of the Securities Act (Newfoundland)

1.    Reporting Issuer

    ImagicTV Inc.

    One Brunswick Square

    14th Floor

    Saint John, New Brunswick

    E2L 3Y2

2.    Date of Material Change

    November 7, 2002

3.    Press Release

    The press release reporting the material change was disseminated in Canada through Canada NewsWire on November 7, 2002.

4.    Summary of Material Change

    ImagicTV announced a cost reduction initiative to more closely align its expenses with its revenues and preserve its cash position. The initiative includes an approximate 25% reduction in ImagicTV's global workforce along with other cost saving measures.

5.    Full Description of Material Change

    Refer to the press release of ImagicTV dated November 7, 2002, which is attached to this report and being filed herewith.

6.    Reliance on Section 75(3) of the Act

    Not applicable.

7.    Omitted Information

    Not applicable.

8.    Senior Officers

    Gerry Pond

    President and Chief Executive Officer

    (506) 631-3000

9.    Statement of Senior Officer

    The foregoing accurately discloses the material change referred to herein.

        SIGNED this 8th day of November, 2002 at Saint John, New Brunswick.

IMAGICTV INC.
Per:	/s/ GERRY POND

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MATERIAL CHANGE REPORT Pursuant to Section 85(1) of the Securities Act (British Columbia) Section 118(1) of the Securities Act (Alberta) Section 84(1) of the Securities Act (Saskatchewan) Section 75(2) of the Securities Act (Ontario) Section 73 of the Securities Act (Quebec) Section 81(2) of the Securities Act (Nova Scotia) Section 76(2) of the Securities Act (Newfoundland)